UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2012

Carter’s, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-31829	13-3912933
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

The Proscenium, 1170 Peachtree Street NE, Suite 900 Atlanta, Georgia 30309
(Address of principal executive offices, including zip code)

(404) 745-2700
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                      Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting of Shareholders on May 17, 2012 (the “Annual Meeting”).  Set forth below are the final voting results for each of the proposals submitted to a vote of the shareholders:

1.  Election of Directors

Each of Paul Fulton, John R. Welch, and Thomas E. Whiddon was elected as a Class III Director to serve a three-year term.  The voting results were as follows:

Nominee	Total votes for	Total votes against	Total votes abstained	Broker non-votes
Paul Fulton	52,463,692	2,198,715	10,667	1,120,378
John R. Welch	52,454,709	2,207,688	10,667	1,120,378
Thomas E. Whiddon	54,619,476	42,636	10,962	1,120,378

2.  Advisory Vote on Executive Compensation

The shareholders of the Company approved executive compensation as disclosed in the Company’s proxy statement filed in connection with the Annual Meeting (the “say-on-pay” vote).  The voting results were as follows:

Total votes for	Total votes against	Total votes abstained	Broker non-votes
49,894,028	2,266,701	2,512,345	1,120,378

3.  Ratification of Appointment of Independent Registered Public Accounting Firm

The shareholders of the Company ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2012.  The voting results were as follows:

Total votes for	Total votes against	Total votes abstained
55,721,934	59,326	12,192

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, Carter’s, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 25, 2012	CARTER’S, INC.

	By:	/s/ BRENDAN M. GIBBONS
	Name:	Brendan M. Gibbons
	Title:	Senior Vice President of Legal & Corporate Affairs, General Counsel, and Secretary

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